                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 1, 1999
                        (Date of earliest event reported)


                             SecurFone America, Inc.
             (Exact Name or Registrant as specified in its charter)


         DELAWARE                     33-83526                94-4453386
         --------                     --------                ----------
(State or other jurisdiction  (Commission File Number)       (IRS Employer
       of Incorporation)                                 Identification Number)


           1801 ROBERT FULTON DRIVE, SUITE 400, RESTON, VIRGINIA 20191
           -----------------------------------------------------------
               (Address of Principle Executive Offices) (Zip Code)

                                 (703) 938-5204
                                 --------------
              (Registrant's telephone number, including area code)

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Item 1. Changes in Control of Registrant.

         On July 1, 1999, SecurFone America, Inc., a Delaware corporation ("SecurFone"), acquired all of the capital stock of IXATA, Inc., a privately held California corporation ("IXATA"), from the Gluckman Family Trust, Andreoli Family Trust, Robert A. Steiner and the remaining shareholders of IXATA (collectively, the "IXATA Shareholders"), for 4,500,000 shares of newly-issued common stock, $0.001 par value per share (the "Shares"), of SecurFone. The IXATA Shareholders are the owners of approximately 41.8 % of the outstanding Shares. For purposes of Federal securities laws, the above transaction may be deemed a change in control of SecurFone. The stock purchase agreement is attached to this Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

         Concurrently with the closing, SecurFone entered into a voting agreement (the "Voting Agreement") with certain of its stockholders listed on the signature page thereof (collectively, the "Stockholders"), effective July 1, 1999, that provides that to the extent that any of the Stockholders is the legal or beneficial owner of any shares of voting stock of SecurFone, they will vote those shares (1) in favor of electing to the Board of Directors of SecurFone, Michael M. Grand, Paul B. Silverman and Andrew H. Kent (so long as each desires to serve) or their respective replacement appointed by Mr. Grand; and (2) in favor of electing to the Board of Directors of SecurFone, Fred Gluckman, Robert A. Steiner and Paul Hatch (so long as each desires to serve) or their respective replacement appointed by vote or consent of a majority of the Shares held by the IXATA Shareholders. The Voting Agreement will terminate on the first to occur of: (1) the mutual written agreement of all of the parties to terminate the Voting Agreement; (2) the death or dissolution of the last of certain parties to the Voting Agreement; (3) the sale of 80% or more of the outstanding capital stock of SecurFone; (4) certain parties to the Voting Agreement cease to collectively own at least 25% of the outstanding voting stock of SecurFone on a fully diluted basis; or
(5) the fifth anniversary of the Voting Agreement. The Stockholders have shared power to vote, or to direct the voting of, approximately 84% of the Shares. This description of the Voting Agreement is not and does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement. The Voting Agreement is attached to this Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 2.  Acquisition or Disposition of Assets.

         On July 1, 1999, SecurFone acquired all of the capital stock of IXATA from the IXATA Shareholders for 4,500,000 Shares.

         IXATA, located in San Diego, California, is a telecommunication service company providing Internet-based purchasing systems designed to assist the travel industry in negotiating and administrating automated preferred lodging programs. IXATA is now being operated as a subsidiary of SecurFone.

                                       2
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Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)      FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED.

         Financial statements of IXATA will be filed with the Securities and Exchange Commission on Form 8-K not later than September 13, 1999.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial statements of SecurFone showing the effect of the acquisition of IXATA will be filed with the Securities and Exchange Commission on Form 8-K not later than September 13, 1999.

(c)      EXHIBITS.

         2.1 Stock Purchase Agreement, by and among SecurFone America, Inc., Montpilier Holdings, Inc., IXATA, Inc. ("IXATA") and all of the shareholders of IXATA, dated as of July 1, 1999.

         4.1 Voting Agreement, by and among SecurFone America, Inc. ("SecurFone") and certain shareholders of SecurFone, dated as of July 1, 1999.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 16, 1999             SECURFONE AMERICA, INC.



                                 By: /S/ PAUL B. SILVERMAN
                                     ------------------------------------------
                                     Paul B. Silverman, Chief Executive Officer








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                                    EXHIBITS

 EXHIBIT NO.      EXHIBIT
 -----------      -------
         2.1      Stock Purchase Agreement, by and among SecurFone America,
                  Inc., Montpilier Holdings, Inc., IXATA, Inc. ("IXATA") and all
                  of the shareholders of IXATA, dated as of July 1, 1999.

         4.1      Voting Agreement, by and among SecurFone America, Inc.
                  ("SecurFone") and certain shareholders of SecurFone, dated as of July 1, 1999.


















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